Exhibit 10.1

IP ASSET PURCHASE AND SALE AGREEMENT

  This IP ASSET PURCHASE AGREEMENT (this "Agreement") is made as of June 19, 2014 (the "Effective Date"), by and among Wiless Controls Inc. a Nevada corporation (the "Purchaser"), and MARY SPIO, an individual residing at 1680 Michigan Ave Suite 700, Miami Beach FL 33139 ("Seller"). The Purchaser and Seller are collectively referred to herein as "Parties" or individually as "Party."

WITNESSETH

  WHEREAS, the Seller owns certain worldwide rights in and to the IP Assets (as defined below);

  WHERAS, the Purchaser desires to purchase the Seller's right, title and interest in and to the IP Assets and the Seller is willing to sell its right, title and interest in and to the IP Assets in exchange for the Purchase Price;

  NOW, THEREFORE, in consideration of the premise and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the Parties hereto, the Parties agree as follows:

  Plus items listed in the ADDENDUM at the end of this IP ASSET PURCHASE AGREEMENT;

ARTICLE I.

DEFINITIONS

1.1        "Intellectual Property" means all intellectual property and other proprietary rights and information of the Seller, including but not limited to all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate name including, without limitation, all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans; cost and pricing information, all supplier lists and related information; all domain names and web sites; sales data and plans; all customer accounts, lists, files, programs, plans, data and related information. The foregoing shall include, but not be limited to, all of the Seller's intellectual property and other proprietary rights relating to the project identified as Next Galaxy, Tonighter and CEEK and all activities and developments related to it.

1.2        "IP Assets" means all of the Intellectual Property of the Seller as of the Effective Date.

ARTICLE II.

SALE OF IP ASSETS

2.1        Purchase Price. In consideration of the sale of the IP Assets, the Purchaser shall pay to Seller, on the Closing Date, fifty million (50,000,000) restricted common shares of Wiless Controls Inc. (the "Purchase Price") and provide financing for the NGC project as outlined in Memorandum of Understanding previously signed by both parties.

2.2        Purchase of IP Assets. Effective as of the Closing Date, the Seller hereby sells, conveys, transfers, and assigns to the Purchaser the IP Assets, free and clear of all liens and encumbrances, and all of the Seller's right, title and interest in and to the IP Assets (including, but not limited to, any and all rights and claims of the Seller, whether mature, contingent or otherwise, against third parties relating thereto). The Seller will take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as the Purchaser may reasonably hereafter request to evidence, perfect, effect, vest or confirm the rights, title and interests transferred or agreed to be transferred to the Purchaser under this Agreement.

2.3        Closing. The consummation of the purchase and sale of the IP Assets (the "Closing") shall occur on June____, 2014 (the "Closing Date"), at such time and place as shall be mutually agreed to by the Parties.

2.4        Closing Deliveries. The Closing shall be effected by: (a) the delivery by the Purchaser of the Purchase Price; and (b) the delivery by the Seller of an executed IP Bill of Sale and Asset Assignment Agreement attached hereto as Exhibit A (the "IPAAA").

ARTICLE III.

CONFIDENTIALITY AND NON-COMPETITION

3.1        Confidentiality. Seller and Purchaser mutually shall keep secret and shall not at any time use for their own or any third party's advantage, or reveal to any person, company, organization or any other entity, and shall use their best efforts to prevent the publication or disclosure of, any and all Confidential Information (as defined below). If either breaches his obligation of confidentiality hereunder, each shall be liable to the other for all damages (direct or consequential) incurred as a result of said breach. The restrictions in this Section 3.1 shall not apply to any disclosure or use authorized by the Purchaser or required by law. "Confidential Information" shall mean information relating to the designs, processes, pricing policies, methods, inventions, technology, technical data, financial information and know-how relating to the IP Assets.

3.2        Non-Competition. (a) For a period of three (3) years immediately following the execution of this Agreement (the "Non-compete Period"), Seller will not, directly or indirectly, for himself or any third party, without the prior written consent of Purchaser which Purchase may withhold in its sole and absolute discretion:

(1)            engage anywhere in the world or in cyberspace where Purchaser, Wiless Controls Inc. and their respective subsidiaries or affiliates (collectively, the "Wiless Entities") conducts business as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director, or otherwise of an entity engaged in a competing business purpose (as defined below);

(2)            have any ownership interest (except for passive ownership of one percent (1%) or less) in any entity engaged in a competing business purpose whose securities have been registered under the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934 or the securities laws of any other jurisdiction of the United States; or

(3)            participate in the financing, operation, management, or control of, any firm, partnership, corporation, entity, or business that engages or participates in a "competing business purpose." The term "competing business purpose" shall mean any firm, partnership, corporation, entity, or business that engages or participates in the design, development, manufacturing, production, marketing and/or sale of similar products, technologies, equipment, additives and formulas as of the date of the Agreement.

(4)            Seller also acknowledges that the limitations of time, geography and scope of activity agreed to in this non-compete agreement are reasonable because, among other things, (i) the Wiless Entities are engaged in a highly competitive industry, (ii) such party will have access to trade secrets and know-how of the Wiless Entities, (iii) such party will be able to obtain suitable and satisfactory employment without violation of this agreement, and (iv) these limitations are necessary to protect the trade secrets, confidential information and goodwill of the Wiless Entities.

(e)            Seller agrees that it would be impossible or inadequate to measure and calculate the Wiless Entities' damages from any breach of the covenants set forth in this section entitled "Non-compete Agreement." Accordingly, Seller agrees that if it breaches any provision of this section, the Wiless Entities will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this agreement; provided, however, that the right to apply for an injunction shall not be construed as prohibiting the Wiless Entities from pursuing any other available remedies for such breach or threatened breach. Seller further agrees that no bond or other security shall be required in obtaining such equitable relief, nor will proof of actual damages be required for such equitable relief. Seller hereby expressly consents to the issuance of such injunction and to the ordering of such specific performance.

If the purchaser suspects that there has been a breach, seller will be notified and given the opportunity to remedy the breach before any of the above actions are taken with notice to the seller

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

4.1        Seller's Representations and Warranties.  The Seller represents and warrants that: (i) the Seller is duly authorized and has the requisite power and authority to enter into this Agreement and to perform the Seller's obligations hereunder; (ii) the Seller has full right and title to the IP Assets without any encumbrance of lien and the right to sell the IP Assets; (iii) any right or claim that any third party may have had to the IP Assets has previously been transferred to the Seller and no third party retains an interest in any of the IP Assets (iii) the execution, delivery and performance by the Seller of this Agreement will not violate any provision of any applicable law or regulation presently in effect or any provision of its constituent documents or result in a breach of any agreement, obligation or restriction by which the Seller is bound; (iv) this Agreement is a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with the Agreement's terms and conditions; (v) the Seller is not under any obligation to any person, contractual or otherwise, conflicting or inconsistent in any respect with the terms of this Agreement or which would impede the diligent and complete fulfillment of the Seller's obligations hereunder; and (vi) subject only to the completion of any additional actions needed to effect transfer as contemplated in Section 2.2, the Seller will not have any rights in or to the IP Assets after the Closing, with all rights to the IP Assets residing with the Purchaser.

The Seller further represents and warrants as follows:

  (a)        Except as set forth in Schedule 1, the Seller does not own any patents, trade or service marks or copyrights which have been registered with the United States Patent and Trademark Office or any similar agency or governmental unit of any other country and the Seller has not made any applications for any patent or to so register any trade name, trade or service mark or copyright. Schedules 1 contain a complete and correct list of all unregistered trademarks, service marks, trade names, domain names, websites and software (other than "off-the-shelf" commercial software), which are owned or licensed by the Seller as of the Effective Date, including all licenses and other rights granted from or to any third party with respect to any Intellectual Property relating to the Next Galaxy project.

  (b)        Except as set forth in Schedule 2, (i) the Seller owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Intellectual Property and proprietary rights and information necessary for the operation of Seller's business as presently conducted ("Necessary Intellectual Property"); and (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any Necessary Intellectual Property has been asserted against the Seller or is threatened, and there is no reasonable basis for any such claim.

  (c)        Except as set forth on Schedule 2, the Seller has not received any notices of, nor is there any reasonable basis for, an allegation of any infringement or misappropriation by, any third party with respect to any Necessary Intellectual Property, nor has the Seller received any claims of infringement or misappropriation of any intellectual property of any third party.

  (d)        The Seller has not infringed, misappropriated or otherwise violated any intellectual property of any third parties and no other person is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, the Necessary Intellectual Property. The Seller has not granted any exclusive right with respect to any Necessary Intellectual Property in Next Galaxy.

  (e)        All Necessary Intellectual Property owned by the Seller was created by Seller, employees of the Seller within the scope of their employment, or by third parties who have assigned all of their rights in such Necessary Intellectual Property to the Seller (or to others who in turn assigned their rights to the Seller) pursuant to written agreements.

4.2        Purchaser Representations and Warranties. Purchaser represents and warrants that: (i) the Purchaser is duly authorized and has the requisite power and authority to enter into this Agreement and to perform their respective obligations hereunder; (ii) the execution, delivery and performance by the Purchaser of this Agreement will not violate any provision of any applicable law or regulation presently in effect or any provision of the Purchaser's constituent documents or result in a breach of any agreement, obligation or restriction by which the Purchaser is bound; (iv) this Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the Agreement's terms and conditions; (v) the Purchaser is not under any obligation to any person, contractual or otherwise, conflicting or inconsistent in any respect with the terms of this Agreement or which would impede the diligent and complete fulfillment of the Purchaser's obligations under this Agreement; and (vi) the IP Assets purchased by the Purchaser hereunder are purchased on a "Worldwide Exclusive Rights" basis with the Seller losing all rights to the IP Assets across the world as of the Effective Date, subject only to the completion of any additional actions needed to effect transfer as contemplated in Section 2.2.

ARTICLE V.

TAXES & INSURANCE.

5.1        Responsibility. Each Party shall be responsible to pay all applicable taxes, levies, duties in connection with the Party's respective benefits and obligations under this Agreement with the Purchaser bearing all taxes arising after the Closing Date and the Seller bearing all taxes arising on or prior to the Closing Date.

ARTICLE VI.

TERMINATION

6.1        Termination. This Agreement may be terminated at any time prior to the Closing by the mutual written agreement of the Seller and the Purchaser.

6.2        Effect of Termination. If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become null and void, and all rights and obligations of the Parties hereunder shall terminate without any liability of any party to any other party, except for a breach of this Agreement; provided, however, the provisions contained in Article XI shall survive termination of this Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Seller, on the one hand, and the Purchaser, on the other hand, as the case may be, may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity.

ARTICLE VII.

INDEMNIFICATION

7.1        Survival of Representations and Warranties. All representations, warranties, covenants and agreements made in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing for five years. Not very sure about this

7.2        Indemnification by Seller. Seller shall indemnify and hold harmless Purchaser and its respective officers, directors, agents, employees and affiliates from any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys' fees) relating to or arising out of any breach or inaccuracy by Seller of any representation, warranty, covenant or agreement set forth in this Agreement or in any instrument delivered pursuant to this Agreement.

7.3        Indemnification by Purchaser. Purchaser shall indemnify and hold harmless Seller and its officers, directors, agents, employees and affiliates from any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys' fees) relating to or arising out of any breach or inaccuracy by Buyer of any of its representations, warranties, covenants or agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement.

7.4        Indemnification Procedures. Any party entitled to receive indemnification under this Article 7 (the "Indemnified Party") shall promptly notify the other party or parties required to provide such indemnification (the "Indemnifying Party"). Such notice shall describe the matters involved in reasonable detail, and the Indemnifying Party shall be entitled to assume the defense thereof upon written notice to the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party; provided, that once the defense thereof is assumed by the Indemnifying Party, the Indemnifying Party shall keep the Indemnified Party advised of all developments in the defense thereof and any related litigation, and the Indemnified Party shall be entitled at all times to participate in the defense thereof at its own expense. If the Indemnifying Party fails to notify the Indemnified Party of its election to defend or contest its obligation to indemnify under this Article 7, the Indemnified Party may pay, compromise, or defend such a claim without prejudice to any right it may have hereunder.

ARTICLE VIII.

NOTICES

Any notices, consents or other communications required or permitted to be sent or given hereunder by any of the Parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by a recognized overnight courier service, or (d) sent by facsimile transmission to the Parties at the addresses, if any, as set forth below or at such other addresses as may be furnished in writing. Until a Party receives written notice in the manner herein prescribed to the contrary from the other Party, notices shall be sent to the address specified under the name of each Party on the signature page of this Agreement. Date of service of such notice shall be (w) the date such notice is personally delivered, (x) three (3) business days after the date of mailing if sent by certified or registered mail, (y) one (1) business day after date of delivery to the overnight courier if sent by overnight courier or (z) the next succeeding business day after transmission by facsimile (provided a confirmation of delivery is emitted by such machine upon transmission).

ARTICLE IX.

ASSIGNMENT

This Agreement shall inure to the benefit of, and be binding upon, each Party's respective assigns and successors. This Agreement may not be assigned by any Party without the prior written consent of the other Party.

ARTICLE X.

GOVERNING LAW, VENUE AND WAIVER OF JURY TRIAL

10.1     This Agreement, and all questions concerning the construction, validity, interpretation and performance of this Agreement, shall be construed and enforced in accordance with the internal laws of the State of Nevada. The Parties hereby submit to the non-exclusive jurisdiction of any state or federal court located in the State of Nevada over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and further agree that venue for all such matters shall lie non-exclusively in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have (including, but not limited to, any claim of forum non convenient) to venue in the courts located in the State of Nevada. Each of the

11
Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

10.2     Each of the Parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any Party hereto. The Parties hereto each agree that any and all such claims and causes of action shall be tried by the court without a jury. Each of the Parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

ARTICLE XI.

SEVERABILITY, WAIVER, PARTS, ENTIRE AGREEMENT, AMENDMENT,
FORCE MAJEURE, RELATIONSHIP OF PARTIES, NO THIRD-PARTY
 BENEFICIARIES, SPECIFIC PERFORMANCE

11.1     If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable, the provisions of this Agreement shall be separable and such invalid or unenforceable term(s) shall be ineffective in the affected jurisdictions to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement. The remaining provisions of this Agreement and the invalidated provisions in other non-affected jurisdictions shall remain in full force and effect until the Agreement terminates or expires.

11.2     The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that particular provision or any other provision of the Agreement. Failure by any Party at any time to enforce any of the provisions of this Agreement shall not affect or impair such provisions in any way, or the right of any Party at any time to avail itself of any remedies it may have for breach of such provisions pursuant to this Agreement, either in equity or in law.

11.3     This Agreement may be executed in multiple physical or facsimile counterparts, which together shall form a single agreement as if all Parties had executed the same document.

11.4     This Agreement constitutes the entire understanding between the Parties with respect to the transaction contemplated by this Agreement, and supersedes all previous undertakings, agreements, and understandings, whether oral or written, between the Parties hereto. No modification, amendment or alteration of this Agreement shall be effective unless agreed to in a writing signed by each of the Parties.

11.5     The Parties hereto acknowledge that irreparable damage would result if this Agreement was not specifically enforced, and they therefore consent that the rights and obligations of the Parties hereto under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise.

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the Parties hereto have executed this Agreement as of the day and year first written above.

PURCHASER:

Address for Notice:	Wiless Controls Inc. a Nevada corporation

MICHEL ST-PIERRE
Michel St-Pierre, CEO

SELLER:

Address for Notice:	MARY SPIO
Mary Spio

1680 Michigan Ave Ste 700, Miami
Beach FL 33139

SCHEDULE 1

Patent #1

http://www.google.com/patents/US20140129537
Topic search based method and apparatus for facilitating social contact in a network of users
US 20140129537 A1
Abstract
A method, apparatus for facilitating social contact in a network of users is disclosed. The method and apparatus permits topic searching for events and activities, and presents the results of such topic searches in conjunction with information identifying other people in the network whose demographic and desired contact information match that of the person making the search.

Publication number	US20140129537 A1
Publication type	Application
Application number	US 14/091,283
Publication date	May 8, 2014
Filing date	Nov 26, 2013
Priority date	May 22, 2012
Inventors	Mary A. Spio
Original Assignee	Mary A. Spio
Export Citation	BiBTeX, EndNote, RefMan
Classifications (4)

Patent #2

Reference: G&C 259.3-US-P1
U.S. Provisional Patent Application Serial No. 62/009,091 for:
WATERMARKING OF BIOMETRICALLY AUTHENTICATED SUBJECTS
FOR SOCIAL NETWORKS

Inventor(s): Mary A. Spio

CEEK Intellectual Property developed by Mary Spio and her team

The CEEK Blended Live Events Entertainment Platform (VR/AR/Realife) is being built using several industry leading technologies, the following technology stack is employed:

Yii (http://www.yiiframework.com/):
A mature framework for building custom web applications. Yii has tools built in to help us talk to Facebook and interact with 3rd party API's. Additionally it provides tools to extend our API for mobile applications. Yii is a Model-View-Controller framework that is along the lines of Ruby on Rails.

Bootstrap CSS Framework (http://getbootstrap.com/):
A CSS framework to assist with building responsive, mobile friendly websites. We use Bootstrap anywhere allowed. It is very mature, well supported and well understood.

MongoDB (http://www.mongodb.org/): A database engine, referred to as a "NoSQL" or Document Store engine. This allows us to be more agile with delivering features and high levels of performance. Works hand- in-hand with Yii to make many tasks easier, such as geolocation.  Our development team is based in Seattle with expertise in building large-scale application as and manipulation of big data.

SCHEDULE 2

None

EXHIBIT A

IP ASSETS BILL OF SALE

IP BILL OF SALE AND ASSET ASSIGNMENT AGREEMENT

This IP BILL OF SALE AND ASSET ASSIGNMENT AGREEMENT (this "Agreement") is made as of June ___, 2014 (the "Effective Date"), by and among Wiless Controls Inc., a corporation organized under the laws of the State of Nevada (the "Purchaser"), and Mary Spio (the "Seller"), an individual residing at 1680 Michigan Ave Suite 700, Miami Beach FL 33139. The Purchaser and Seller are collectively referred to herein as "Parties" or individually as "Party."

This Agreement shall be effective as of the Effective Date. All capitalized words and terms used in this Agreement and not defined herein shall have the respective meanings ascribed to them in the IP Asset Purchase Agreement dated June __, 2014 between the Purchaser and Seller (the "Asset Purchase Agreement").

BACKGROUND

  WHEREAS, the Parties have entered into the Asset Purchase Agreement, under which Seller has agreed to sell, convey, assign, transfer and deliver the IP Assets to Purchaser or its assigns.

  NOW THEREFORE, in consideration of the mutual promises and covenants – the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	Sale. Seller does hereby irrevocably sell, convey, assign, transfer and deliver to Purchaser, and Purchaser does hereby purchase, acquire and accept from Seller, all of Seller's right, title and interest in and to the IP Assets, including, without limitation, good will, all rights and causes of action for infringement or misappropriation (past, present or future) of any such intellectual property, all rights to apply for or register any of the foregoing, and any and all other rights and interests arising out of, in connection with or in relation to the IP Assets.

2.	Representations. All representations, warranties, agreements and indemnities of Seller with respect to the IP Assets set forth in the Asset Purchase Agreement will continue in effect as provided therein and will not be deemed to be amended, modified, terminated or superseded by or merged with this Agreement.

3.            Miscellaneous Provisions.

3.1       Amendments; Waiver. The terms, provisions and conditions of this Agreement may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby will be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

3.2       Further Assurances. Each party will execute and deliver, both before and after the Closing Date, such further certificates, agreements and other documents and take such other actions as the other party may reasonably request or as may be necessary or appropriate to consummate or implement or to more effectively transfer the IP Assets, or to evidence such events or matters.

3.3       Assignment. Neither this Agreement nor any rights or obligations under it are assignable by the Seller without the prior written consent of the other parties.

3.4       Descriptive Headings. The descriptive headings of the sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

3.5       Counterparts. This Agreement and any amendment hereto or any other agreement delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All counterparts will constitute one and the same agreement and will become effective when one or more counterparts have been signed by each party and delivered to the other party. A facsimile signature page will be deemed an original.

3.6       Governing Law. This Agreement and the legal relations between the parties will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and performed in such State and without regard to conflicts of law doctrines unless certain matters are preempted by federal law.

3.7       Waiver. No failure on the part of any party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any single or partial exercise preclude any further or other exercise of such or any other right.

3.8       Representation By Counsel; Interpretation. The parties each acknowledge that each has been represented by counsel in connection with this Agreement and the transactions contemplated by the Asset Purchase Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement will be interpreted in a reasonable manner to effect the intent of the parties hereto.

3.9       Severability. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the parties. All other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

3.10       Appointment. In the event that Purchaser is unable, after reasonable notice to Seller (and passage of at least five business days from the date such notice is delivered), for any reason whatsoever, to secure Seller's signature to any document that is reasonably necessary to vest, secure, perfect, protect or enforce the rights and interests of Purchaser in and to the intellectual property, Seller hereby irrevocably designates and appoints Purchaser and its duly authorized officers and agents as Seller's agents and attorneys-in-fact, to act for and on its behalf and instead of Seller, to execute and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section with the same legal force and effect as if executed by Seller.

[signature page to follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

Wiless Controls Inc.

MICHEL ST-PIERRE
By: Michel St-Pierre
Title: Pres and CEO

Mary Spio

MARY SPIO

STATE of _________

COUNTY OF

I,                                                                                                                              , a Notary Public, do hereby certify that on this ____ day of June ______, 2014, personally appeared before me  , known to me to be the person whose name is subscribed to the foregoing instrument, and swore and acknowledged to me that he executed the same for the purpose and in the capacity therein expressed, and that the statements contained therein are true and correct.

My Commission Expires:

STATE OF Florida

COUNTY OF Miami Dade

I,            Dailanys Caveda, a Notary Public, do hereby certify that on this   20  day of     June    , 2014, personally appeared before me  Mary Spio  , known to me to be the person whose name is subscribed to the foregoing instrument, and swore and acknowledged to me that he executed the same for the purpose and in the capacity therein expressed, and that the statements contained therein are true and correct.

DAILANYS CAVEDA
[NOTARY STAMP]
My Commission Expires: 11-15-15

ADDENDUM

WITNESSETH
  WHEREAS, the Seller owns certain worldwide rights in and to Next Galaxy Media (as defined below);

  WHERAS, the Purchaser desires to purchase the Seller's right, title and interest in and to the Next Galaxy Media and the Seller is willing to sell its right, title and interest in and to the Next Galaxy Media in exchange for the Purchase Price;
  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the Parties hereto, the Parties agree as follows:
ARTICLE I.
 DEFINITIONS
"Next Galaxy Media" means the name Next galaxy Media and property and other proprietary rights and information of the Seller, including but not limited to all trademarks, service marks, trade dress, trade names and corporate name including, without limitation, all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans; cost and pricing information, all supplier lists and related information; all domain names and web sites; sales data and plans; all customer accounts, lists, files, programs, plans, data and related information. The foregoing shall include, but not be limited to, all of the Seller's property and other proprietary rights relating to the project identified as Next Galaxy Media and all activities and developments related.
1.3	"Next Galaxy Media" means the name Next galaxy Media property of the Seller as of the Effective Date.

ARTICLE II.
 SALE OF NEXT GALAXY MEDIA
2.5
Purchase Price. In consideration of the sale of Next Galaxy Media, the Purchaser shall pay to Seller, on the Closing Date, five million (5,000,000) restricted common shares of Wiless Controls Inc. (the "Purchase Price").

2.6
Purchase of Next Galaxy Media. Effective as of the Closing Date, the Seller hereby sells, conveys, transfers, and assigns to the Purchaser Next Galaxy Media, free and clear of all liens and encumbrances, and all of the Seller's right, title and interest in and to Next Galaxy Media (including, but not limited to, any and all rights and claims of the Seller, whether mature, contingent or otherwise, against third parties relating thereto). The Seller will take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as the Purchaser may reasonably hereafter request to evidence, perfect, effect, vest or confirm the rights, title and interests transferred or agreed to be transferred to the Purchaser under this Agreement.
2.7
Closing. The consummation of the purchase and sale of Next Galaxy Media (the "Closing") shall occur on June____, 2014 (the "Closing Date"), at such time and place as shall be mutually agreed to by the Parties.

2.8
Closing Deliveries. The Closing shall be effected by: (a) the delivery by the Purchaser of the Purchase Price; and (b) the delivery by the Seller of an executed IP Bill of Sale and Asset Assignment Agreement attached hereto as Exhibit A (the "IPAAA").

EXHIBIT B

NEXT GALAXY MEDIA BILL OF SALE

NEXT GALAXY MEDIA BILL OF SALE AND ALL RIGHTS
 ASSIGNMENT AGREEMENT

This NEXT GALAXY MEDIA BILL OF SALE AND ALL RIGHTS ASSIGNMENT AGREEMENT (this "Agreement") is made as of June ___, 2014 (the "Effective Date"), by and among Wiless Controls Inc., a corporation organized under the laws of the State of Nevada (the "Purchaser"), and Mary Spio (the "Seller"), an individual residing at 1680 Michigan Ave Suite 700, Miami Beach FL 33139. The Purchaser and Seller are collectively referred to herein as "Parties" or individually as "Party."

This Agreement shall be effective as of the Effective Date. All capitalized words and terms used in this Agreement and not defined herein shall have the respective meanings ascribed to them in the Next Galaxy Media Purchase Agreement dated June __, 2014 between the Purchaser and Seller (the "Asset Purchase Agreement").

BACKGROUND

WHEREAS, the Parties have entered into the Next Galaxy Media Purchase Agreement, under which Seller has agreed to sell, convey, assign, transfer and deliver the Next Galaxy Media name and all rights to Purchaser or its assigns.

NOW THEREFORE, in consideration of the mutual promises and covenants – the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.    Sale. Seller does hereby irrevocably sell, convey, assign, transfer and deliver to Purchaser, and Purchaser does hereby purchase, acquire and accept from Seller, all of Seller's right, title and interest in and to the Next Galaxy media name and all rights, including, without limitation, good will, all rights and causes of action for infringement or misappropriation (past, present or future) of any such intellectual property, all rights to apply for or register any of the foregoing, and any and all other rights and interests arising out of, in connection with or in relation to Next Galaxy Media.
2.    Representations. All representations, warranties, agreements and indemnities of Seller with respect to Next Galaxy Media set forth in the Next Galaxy Media Purchase Agreement will continue in effect as provided therein and will not be deemed to be amended, modified, terminated or superseded by or merged with this Agreement.

3.	Miscellaneous Provisions.

3.1
Amendments; Waiver. The terms, provisions and conditions of this Agreement may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby will be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

3.2
Further Assurances. Each party will execute and deliver, both before and after the Closing Date, such further certificates, agreements and other documents and take such other actions as the other party may reasonably request or as may be necessary or appropriate to consummate or implement or to more effectively transfer the Next Galaxy Media name and all rights, or to evidence such events or matters.

3.3	Assignment. Neither this Agreement nor any rights or obligations under it are assignable by the Seller without the prior written consent of the other parties.

3.4	Descriptive Headings. The descriptive headings of the sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

3.5
Counterparts. This Agreement and any amendment hereto or any other agreement delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All counterparts will constitute one and the same agreement and will become effective when one or more counterparts have been signed by each party and delivered to the other party. A facsimile signature page will be deemed an original.

3.6
Governing Law. This Agreement and the legal relations between the parties will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and performed in such State and without regard to conflicts of law doctrines unless certain matters are preempted by federal law.

3.7
Waiver. No failure on the part of any party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any single or partial exercise preclude any further or other exercise of such or any other right.

3.8
Representation By Counsel; Interpretation. The parties each acknowledge that each has been represented by counsel in connection with this Agreement and the transactions contemplated by the Asset Purchase Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement will be interpreted in a reasonable manner to effect the intent of the parties hereto.

3.9
Severability. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the parties. All other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

3.10	Appointment. In the event that Purchaser is unable, after reasonable notice to Seller (and passage of at least five business days from the date such notice is delivered), for any reason whatsoever, to secure Seller's signature to any document that is reasonably necessary to vest, secure, perfect, protect or enforce the rights and interests of Purchaser in and to the intellectual property, Seller hereby irrevocably designates and appoints Purchaser and its duly authorized officers and agents as Seller's agents and attorneys-in-fact, to act for and on its behalf and instead of Seller, to execute and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section with the same legal force and effect as if executed by Seller.

[signature page to follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

Wiless Controls Inc.

MICHEL ST-PIERRE
By: Michel St-Pierre
Title: Pres and CEO

Mary Spio

MARY SPIO